Exhibit 23.5

DIRECTOR CONSENT
April 21, 2004

                    I, Anthony Charles Ball, do hereby consent to the inclusion of my name as a proposed director in the Registration Statement on Form S-4, File No. 333-112463, and the related Proxy Statement/Prospectus, of Net 1 UEPS Technologies, Inc.

/s/ ANTHONY CHARLES BALL
Anthony Charles Ball